NUMBER

BNY-

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY SHARES OF

MUFG

Mitsubishi UFJ Financial Group, Inc.

(INCORPORATED UNDER THE LAWS OF JAPAN)

AMERICAN DEPOSITARY SHARES

CUSIP 606822 10 4

SEE REVERSE FOR CERTAIN DEFINITIONS

The Bank of New York, as depositary (hereinafter called the "Depositary"), hereby certifies that

or registered assigns, is the Owner of

American Depositary Shares

representing deposited ordinary Shares (herein called "Shares") of Mitsubishi UFJ Financial Group, Inc. incorporated under the laws of Japan (herein called the "Company"). [illegible]

1. THE DEPOSIT AGREEMENT. [illegible]

2. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES. [illegible]

[illegible]

3. TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS. [illegible]

Dated:

Countersigned:

AUTHORIZED SIGNATORY

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y. 10286

THE BANK OF NEW YORK,
as Depositary

By:

CHRISTOPHER R. STURDY
MANAGING DIRECTOR

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS OF THE DEPOSIT AGREEMENT

[illegible]

23. GOVERNING LAW. This Receipt and all rights under the Deposit Agreement and provisions hereof shall be governed by and construed in accordance with the laws of the State of New York, United States of America. It is understood that notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Shares, and the duties and obligations of the Company in respect of such holders, as such, shall be governed by the laws of Japan.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Receipt, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – ________ Custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors Act
____
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For Value Received, the undersigned hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

the within American Depositary Receipt and all rights and interests represented thereby, and does hereby irrevocably constitute and appoint ________ attorney to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated: ________ Signature: ________

[illegible]